Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2015, with respect to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Interleukin Genetics, Inc., which are contained in this Registration Statement and Prospectus. We consent to the inclusion in the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Boston, Massachusetts
March 24, 2015